Exhibit 99.E
NOTE:
     This Schedule details the interest rates, maturity dates and principal amounts outstanding under El Paso’s and its subsidiaries debt obligations that mature through December 31, 2010. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is disclosed in El Paso’s 2007 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the six months ended June 30, 2008, as filed with the Securities and Exchange Commission. The information in this Debt Maturity Schedule is accurate as of June 30, 2008. Although we may periodically update the information posted to our website, we undertake no obligation to do so.
El Paso Corporation
Debt Maturity Schedule Through 2010
As of June 30, 2008
($ in Millions)

	Interest	Maturity	Principal
Description	Rate	Date	6/30/2008

2008

3Q08
El Paso Corporation	7.625%	9/1/2008	70
Southern Natural Gas Company	6.125%	9/15/2008	34
Other Financing — Amortizing Debt *	Various		3

			107
4Q08
Other Financing — Amortizing Debt *	Various		4

			4

Total 2008			$111

2009

1Q09
El Paso Corporation	6.375%	2/1/2009	112
Other Financing — Amortizing Debt *	Various		3

			115
2Q09
El Paso Corporation — 500M Euro	7.125%	5/6/2009	599
El Paso Corporation	6.750%	5/15/2009	413
Other Financing — Amortizing Debt *	Various		4

			1,016
3Q09
Other Financing — Amortizing Debt *	Various		4

			4
4Q09
Other Financing — Amortizing Debt *	Various		4

			4

Total 2009			$1,139

2010

1Q10
Other Financing — Amortizing Debt *	Various		4

			4
2Q10
El Paso Corporation	7.800%	6/14/2010	1
El Paso Corporation	7.750%	6/15/2010	149
Other Financing — Amortizing Debt *	Various		3

			153
3Q10
El Paso Natural Gas Company	7.625%	8/1/2010	54
Other Financing — Amortizing Debt *	Various		4

			58
4Q10
El Paso Corporation	10.750%	10/1/2010	33
Other Financing — Amortizing Debt *	Various		3

			36

Total 2010			$251

Notes:

*	This represents amortizing debt obligations for the quarter.